EXHIBIT 99.1

NATIONAL PENN BANCSHARES, INC. AND SUBSIDIARIES
EARNINGS STATEMENT
As required by SEC Accounting Series Releases Nos. 130 and 135 and
Section 201.01 of the SEC's Codification of Financial Reporting Policies

                                                        Two Months Ended
(Dollars in thousands, except per share data)           February 28, 1999
                                                    ----------------------
INTEREST INCOME
Loans, including fees                                      $ 20,542
Deposits in banks                                                25
Federal funds sold                                                8
Trading assets                                                  196
Investment securities                                         4,872
                                                           --------
    Total interest income                                    25,643
                                                           --------
INTEREST EXPENSE
Deposits                                                      8,688
Federal funds purchased, borrowed funds and
  securities sold under repurchase agreements                 4,062
                                                           --------
    Total interest expense                                   12,750
                                                           --------
    Net interest income                                      12,893
Provision for loan losses                                       943
                                                           --------
    Net interest income after provision
      for loan losses                                        11,950
                                                           --------
OTHER INCOME
Trust and investment management income                          615
Service charges on deposit accounts                             856
Net gains (losses) on sale of securities and mortgages         (172)
Trading revenue                                                 (48)
Other                                                         1,511
                                                           --------
    Total other income                                        2,762
                                                           --------
OTHER EXPENSES
Salaries, wages and employee benefits                         6,203
Net premises and equipment                                    1,519
Other operating                                               2,369
                                                           --------
    Total other expenses                                     10,091
                                                           --------
    Income before income taxes                                4,621
Applicable income tax expense                                   810
                                                           --------
    Net income                                             $  3,811
                                                           ========

PER SHARE OF COMMON STOCK
Net income per share - basic                               $   0.22
Net income per share - diluted                                 0.22